AMENDED OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING LIMITED PARTNERSHIP UNITS
OF
REEVES TELECOM LIMITED PARTNERSHIP
AND
ALL UNEXCHANGED SHARES OF COMMON STOCK
OF
REEVES TELECOM CORPORATION
(THE PARTNERSHIP’S PREDECESSOR)
BY
REEVES TELECOM ACQUISITION CORP.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN DAYLIGHT TIME, ON FRIDAY, SEPTEMBER 22, 2006, UNLESS THE OFFER IS EXTENDED

September 7, 2006

To Our Clients:

Enclosed for your consideration are the Amended Offer to Purchase, dated September 7, 2006 (the “Amended Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) relating to an offer by Reeves Telecom Acquisition Corp., a Delaware corporation (“RTAC”) and John S. Grace (together, the “Offerors”), to purchase (a) any and all outstanding limited partnership units (the “Units”) of Reeves Telecom Limited Partnership, a South Carolina limited partnership (the “Partnership”), at a purchase price of $1.50 per Unit, and (b) any and all shares of common stock (the “Shares”) of Reeves Telecom Corporation (the “Corporation”), the predecessor of the Partnership, which have not been exchanged for Units on a 1-for-1 basis pursuant to the terms of the Corporation’s 1979 plan of liquidation, as amended, at a purchase price of $1.50 per Share upon the terms and subject to the conditions set forth in the Amended Offer to Purchase, dated September 7, 2006 (the “Amended Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”).

The Amended Offer to Purchase supersedes the original Offer to Purchase dated June 14, 2006.

The Offerors will purchase all Units and Shares validly tendered and not properly withdrawn, upon the terms and subject to the conditions of the Offer. Units and Shares not purchased for any reason will be returned at RTAC’s expense promptly after the expiration of the Offer.

The Offer is not conditioned upon any minimum number of Units or Shares being tendered. The Offer is, however, subject to other conditions. See Section 6 of the Amended Offer to Purchase.

We are the holder of record of Units or Shares held for your account. A tender of such Units or Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Units or Shares held by us for your account.

We request instructions as to whether you wish to have us tender on your behalf any or all of the Units or Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer.

Please note the following:

1.	The Purchase Price is $1.50 per Unit or $1.50 per Share, in each case net to the seller in cash without interest.

2.	The Offer is being made for any and all of the outstanding Units and Shares which have not been exchanged for Units on a 1-for-1 basis.

3.	The Offer and withdrawal rights will expire at 5:00 PM, Eastern Daylight Time, on Friday, September 22, 2006, unless the Offer is extended.

5.	The Offer is not conditioned on any minimum number of Units or Shares being validly tendered and not withdrawn.

6.
The Offer is conditioned upon, among other things, any required waiting periods, material clearances or approvals applicable to the Offer under any applicable laws having expired, or been having terminated or obtained, as applicable.

7.
The Offerors are affiliates of the Partnership. Each of the Offerors and the Partnership’s general partner believe that the Offer is unfair from a financial point of view to unaffiliated holders of Units and/or Shares. Nevertheless, holders of Units and/or Shares may wish to tender some or all of their Units and/or Shares in the Offer to obtain liquidity for some or all of their holdings without the usual transaction costs associated with open market sales.

8.
Tendering holders who hold Units and/or Shares in certificated form and who tender Units and/or Shares directly to the Depositary will not be obligated to pay brokerage fees or commissions or, except as set forth in the Instructions to the Letter of Transmittal, stock transfer taxes on the transfer of Units and/or Shares pursuant to the Offer. However, a tendering holder who holds Units and/or Shares through a broker, bank or other fiduciary, including a discount broker, may be required by such institution to pay a service fee or other charge.

The Offer is being made solely by the Amended Offer to Purchase and the related Letter of Transmittal, and is being made to all holders of Units and/or Shares. The Offerors are not aware of any jurisdiction where the making of this Offer is not in compliance with applicable law. If the Offerors become aware of any jurisdiction where the making of this Offer or the acceptance of Units and Shares pursuant thereto is not in compliance with applicable law, the Offerors will make a good faith effort to comply with the applicable law. If, after such good faith effort, the Offerors cannot comply with the applicable law, this Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Units and Shares in that jurisdiction.

If you wish to have us tender any or all of the Units and/or Shares held by us for your account, please instruct us by completing, executing, and returning to us the instruction form contained in this letter. If you authorize a tender of your Units and/or Shares, all such Units and/or Shares will be tendered unless otherwise specified in such instruction form.

Your instructions to us should be forwarded to us in ample time to permit us to tender on your behalf by the expiration date of the Offer. The Offer and withdrawal rights expire at 5:00 P.M., Eastern Daylight Time, on Friday, September 22, 2006, unless the Offerors extend the Offer.

YOU DO NOT HAVE TO TAKE ANY ACTION REGARDING ANY UNITS AND/OR SHARES PREVIOUSLY VALIDLY TENDERED AND NOT WITHDRAWN IF YOU CONTINUE TO DESIRE TO TENDER YOUR UNITS AND/OR SHARES IN THIS OFFER. IF THE OFFER IS COMPLETED, THESE UNITS AND/OR SHARES WILL BE ACCEPTED FOR PAYMENT AND YOU WILL RECEIVE THE PURCHASE PRICE IN CASH, UNLESS YOU WITHDRAW YOUR UNITS AND/OR SHARES PRIOR TO THE EXPIRATION DATE OF THE OFFER.

INSTRUCTIONS WITH RESPECT TO THE
AMENDED OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING LIMITED PARTNERSHIP UNITS
OF
REEVES TELECOM LIMITED PARTNERSHIP
AND
ALL UNEXCHANGED SHARES OF COMMON STOCK
OF
REEVES TELECOM CORPORATION
(THE PARTNERSHIP’S PREDECESSOR)
BY
REEVES TELECOM ACQUISITION CORP.

The undersigned acknowledge(s) receipt of your letter and the enclosed Amended Offer to Purchase dated September 7, 2006, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) in connection with the offer by Reeves Telecom Acquisition Corp., a Delaware corporation, and John S. Grace (the “Offerors”), to purchase (a) any and all outstanding limited partnership units (the “Units”) of Reeves Telecom Limited Partnership, a South Carolina limited partnership (the “Partnership”), at a purchase price of $1.50 per Unit, and (b) any and all shares of common stock (the “Shares”) of Reeves Telecom Corporation (the “Corporation”), the predecessor of the Partnership, which have not been exchanged for Units on a 1-for-1 basis pursuant to the terms of the Corporation’s 1979 plan of liquidation, as amended, at a purchase price of $1.50 per Share, in each case net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

This will instruct you to tender to the Offerors the number of Units or Shares indicated below (or if no number is indicated below, all Units or Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF UNITS OR SHARES TO BE TENDERED (Unless otherwise indicated, it will be assumed that all of your Units or Shares held by us for your account are to be tendered):

____________________________________

Dated: _________________________, 2006

SIGN HERE EXACTLY AS YOUR NAME APPEARS ON YOUR ACCOUNT:

Signature(s)
Name(s) (Please Print)
Street Address
City and State ZIP Code
Area Code and Telephone Number
Tax Identification or Social Security Number(s)